SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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V.I. Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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V.I. TECHNOLOGIES, INC.

134 Coolidge Avenue

Watertown, Massachusetts 02472

Dear Stockholder:

We cordially invite you to attend the annual meeting of stockholders of V.I. Technologies, Inc. (the “Company”). The annual meeting will be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts on June 30, 2005 at 10:00 a.m. local time for the following purposes:

1.	To elect one Class I Director to serve until the 2008 Annual Meeting of stockholders or until his successor is duly elected and qualified.
2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year.
3.	To consider any and all other matters that may properly come before the annual meeting or any adjournment thereof.

The proposals are discussed in more detail in the attached proxy statement. Please read the attached proxy statement carefully. Only stockholders who owned shares at the close of business on May 23, 2005, the record date set by our Board of Directors for the annual meeting, are entitled to attend and vote at the annual meeting or any adjournment of the annual meeting.

You are urged to attend the annual meeting in person, but, if you are unable to do so, the Board of Directors would appreciate the prompt return of the enclosed proxy card, dated and signed or, if your proxy card or voting instruction form so indicates, your prompt vote electronically via the Internet or telephone. We encourage you to vote electronically if you have that option. You may revoke your proxy at any time before it is exercised, and your proxy will not be exercised if you attend the annual meeting and vote in person.

By Order of the Board of Directors,

Samuel K. Ackerman

Chief Executive Officer

Watertown, Massachusetts

May 24, 2005

YOUR VOTE IS IMPORTANT.

PLEASE VOTE YOUR PROXY PROMPTLY.

V.I. TECHNOLOGIES, INC.

134 Coolidge Avenue

Watertown, Massachusetts 02472

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 30, 2005

TIME:	10:00 a.m. local time

DATE:	June 30, 2005

PLACE:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts 02111

PURPOSES:

1.	To elect one Class I Director to serve until the 2008 Annual Meeting of stockholders or until his successor is duly elected and qualified.

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year.

3.	To consider any and all other matters that may properly come before the annual meeting or any adjournment thereof.

WHO MAY VOTE:

You may vote if you were the record owner of V.I. Technologies, Inc. common stock at the close of business on May 23, 2005. A list of stockholders of record will be available at the annual meeting and during the 10 days prior to the annual meeting, at the office of the Secretary at the Company’s address above.

Watertown, Massachusetts

May 24, 2005

By Order of the Board of Directors

Samuel K. Ackerman

Chief Executive Officer

V.I. TECHNOLOGIES, INC.

134 COOLIDGE AVENUE

WATERTOWN, MASSACHUSETTS 02472

PROXY STATEMENT FOR THE V.I. TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 30, 2005

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

AND THE ANNUAL MEETING

Why am I receiving this proxy statement?

This proxy statement describes the proposals on which the Board of Directors of V.I. Technologies, Inc. would like you, as a stockholder, to vote at an annual meeting of the stockholders of the Company, which will take place on June 30, 2005. It also gives you information on these proposals so that you can make an informed decision. We intend to mail this proxy statement and accompanying proxy card on or about May 26, 2005 to all stockholders of record entitled to vote at the annual meeting.

In this proxy statement, we refer to V.I. Technologies, Inc. as the “Company,” “Vitex,” “we,” “us” or “our.”

Who can vote at the annual meeting of stockholders?

Stockholders who owned shares of our common stock on May 23, 2005 may attend and vote at the annual meeting. Each share is entitled to one vote. There were 39,501,045 shares of the Company’s common stock outstanding on May 23, 2005. Information about the stockholdings of our directors, executive officers, and significant stockholders is contained in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” on pages 11-13 of this proxy statement.

What is the proxy card?

The proxy card enables you to appoint Mr. John Barr and Mr. Daniel Sanders, President and Director of Finance, respectively, of the Company, as your representatives at the annual meeting. By completing and returning the proxy card, you are authorizing Mr. Barr and Mr. Sanders to vote your shares at the annual meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, it is a good idea to complete and return your proxy card before the annual meeting date just in case your plans change. If a proposal comes up for vote at the annual meeting that is not on the proxy card, Mr. Barr and Mr. Sanders will vote your shares, under your proxy, according to their best judgment.

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If your proxy card or instructions form so indicates, you may submit your proxy electronically via the Internet or telephone. You are encouraged to vote electronically, if you have that option.

What am I voting on?

We are asking stockholders to vote on the following matters:

•	elect one Class I Director to serve until the 2008 Annual Meeting of stockholders or until his successor is duly elected and qualified; and

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year.

The Board of Directors has adopted resolutions approving each of these proposals. We will also transact any other business that properly comes before the annual meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote “for” the proposals.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If on May 23, 2005 your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are a stockholder of record who may vote at the annual meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the annual meeting. Stockholders of record may also submit their proxies through the Internet by visiting a website established for that purpose at www.voteproxy.com and following the instructions or by telephone by calling the toll-free number 1-800-PROXIES and following the recorded instructions or by voting in person at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, date and sign the enclosed proxy card or vote electronically via the Internet or telephone to ensure that your vote is counted. You are encouraged to vote electronically if you have that option.

Beneficial Owner

If on May 23, 2005 your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,”

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and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make an annual request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the annual meeting.

How do I vote?

(1)	You may vote by mail.

You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of Mr. Barr and Mr. Sanders if a proposal comes up for a vote at the annual meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	to approve the election of the Class I Director;

•	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year; and

•	according to the best judgment of Mr. Barr and Mr. Sanders if a proposal comes up for a vote at the annual meeting that is not on the proxy card.

(2)	You may vote by telephone.

Stockholders of record may submit their proxies by telephone by calling the toll-free number 1-800-PROXIES and following the recorded instructions. You are encouraged to vote electronically.

(3)	You may vote through the Internet.

Stockholders of record may submit their proxies through the Internet by visiting a website established for that purpose at www.voteproxy.com and following the instructions. You are encouraged to vote electronically.

Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers or other agents, rather than the Company’s proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP

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Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting web site.

Votes submitted via the Internet or by telephone must be received by 2:00 p.m. Eastern Standard Time, on June 29, 2005. Submitting your vote via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

(4)	You may vote in person at the annual meeting.

We will pass out written ballots to anyone who wants to vote at the annual meeting. However, if you hold your shares in street name, you must bring to the annual meeting a legal proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name.

We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards or vote electronically using all proxy cards to ensure that all of your shares are voted.

What does “Householding of Annual Disclosure Documents” mean?

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and the Company. It reduces the volume of duplicate information received at your household and helps to reduce Company’s expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

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If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer & Trust Company, by calling their toll free number, 1-800-937-5449.

If you do not wish to participate in “householding” and would like to receive your own set of Vitex’s annual disclosure documents in future years, or, conversely, if you share an address with another Vitex stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your Vitex shares are registered in your own name, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling them at 1-800-937-5449 or writing to them at 6201 15th Avenue, Brooklyn, NY 11219.

•	If a broker or other nominee holds your Vitex shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

•	sending a written notice to the Secretary of the Company, Mr. John Barr, stating that you would like to revoke your proxy of a particular date,

•	signing another proxy card with a later date and returning it before the polls close at the annual meeting,

•	in the case of a stockholder who may properly vote electronically via the Internet or by telephone, by submitting a later vote using those same methods, or

•	attending the annual meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the annual meeting and vote at the annual meeting, you must bring to the annual meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

Brokerage firms have authority under the rules of The Nasdaq Stock Market to vote customers’ unvoted shares on some “routine” matters. The proposals to (a) elect one Class I

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Director, and (b) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm are routine matters. If you do not give a proxy to vote your shares, your brokerage firm may either:

•	vote your shares on these routine matters, or

•	leave your shares unvoted.

If a brokerage firm entitled to vote your shares leaves those shares unvoted, it is called a “broker non-vote.” Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your broker. If you hold your shares in street name and you do not authorize your broker to vote on your behalf, you must request a legal proxy from your stockbroker in order to vote at the annual meeting. We encourage you to provide instructions to your brokerage firm by giving your proxy to your broker. This ensures your shares will be voted at the annual meeting.

If your shares are in your name and you do not sign and return your proxy card or vote electronically via the Internet or by telephone, your shares will not be voted unless you vote in person at the annual meeting.

How are votes counted?

You may vote “for” or “withheld” on approving the election of the Class I Director and you may vote “for,” “against,” or “abstain” on the other proposal.

How many stockholders are needed either in person or by proxy to hold the annual meeting?

To hold the annual meeting and conduct business, a majority of the Company’s outstanding shares entitled to vote as of May 23, 2005 must be present or represented by proxy at the annual meeting. This is called a quorum.

Shares are counted as present at the annual meeting if the stockholder either:

•	is present and votes in person at the annual meeting,

•	has properly voted electronically via the Internet or by telephone, or

•	has properly submitted a proxy card.

How many votes are required to elect the Class I director?

The affirmative vote of the holders of a plurality of the votes cast by stockholders entitled to vote at the election. Broker non-votes will not be counted in determining the shares entitled to vote nor treated as votes cast.

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How many votes are required to ratify the appointment of the Company’s independent auditors?

A majority of the shares present or represented at the annual meeting, in person or by proxy, and entitled to vote, excluding broker non-votes. Abstentions will have the effect of a negative vote and broker non-votes will have no effect.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting and will announce the final results in our quarterly report on Form 10-Q for the quarter ending June 30, 2005. We will file that report with the SEC, and you can obtain a copy by calling the SEC at 1-800-SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. You can also obtain a copy on our website at www.vitechnologies.com.

Who can help answer my questions?

You can call Mr. John Barr, our President, or Mr. Daniel Sanders, our Director of Finance at (617) 926-1551 with any questions about proposals described in this proxy statement or how to execute your vote.

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PROXY STATEMENT

Our Board of Directors is soliciting proxies for the annual meeting of stockholders to be held on June 30, 2005 at 10:00 a.m. local time at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts. This proxy statement contains important information for you to consider when deciding how to vote on the matters before the annual meeting.

Our Board of Directors set May 23, 2005 as the record date for the annual meeting. Stockholders who owned shares of common stock of V.I. Technologies, Inc. on that date are entitled to vote at and attend the annual meeting. Each share is entitled to one vote. There were 39,501,045 shares of common stock of V.I. Technologies, Inc. outstanding as of the record date.

Voting materials, which include this proxy statement and the proxy card, will be mailed to stockholders on or about May 26, 2005.

General Information

This proxy statement is being provided and the accompanying proxy is being solicited by our Board of Directors for use at the annual meeting of stockholders of V.I. Technologies, Inc. to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts on June 30, 2005 at 10:00 a.m. local time, or at any adjournment or postponement of the annual meeting, for the purposes set forth in this proxy statement. We are mailing this proxy statement and accompanying proxy card on or about May 26, 2005 to all our stockholders entitled to notice of, and to vote at, the annual meeting. Our principal executive office is located at 134 Coolidge Avenue, Watertown, Massachusetts 02472, and our telephone number is (617) 926-1551.

Solicitation

We will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this proxy statement. We will furnish copies of solicitation materials to brokerage houses, fiduciaries and custodians to forward to beneficial owners of our common stock held in their names. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone and personal solicitation by our directors, officers and other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

Record Date, Voting Rights and Outstanding Shares

Only holders of record at the close of business on May 23, 2005 will be entitled to notice of, and to vote at, the annual meeting. As of May 23, 2005 we had 39,501,045 shares of common stock outstanding. Each share of common stock is entitled to one vote on each proposal that will come before the annual meeting. A majority of the outstanding shares of common stock will constitute a quorum at the annual meeting. Abstentions and broker non-votes (as described below) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Revocability of Proxy and Voting of Shares

Any stockholder giving a proxy has the power to revoke it at any time before the annual meeting. It may be revoked by mailing to our Secretary, John Barr, at our principal executive offices, 134 Coolidge Avenue, Watertown, Massachusetts 02472, an instrument of revocation or a duly executed proxy bearing a later date. If a stockholder is permitted to vote electronically via the Internet or telephone, a proxy may be revoked by the submission of a later electronic proxy. A proxy may also be revoked by attendance at the annual meeting and an election given to our Secretary to vote in person (subject to the restriction that a stockholder holding shares in street name must bring to the annual meeting a legal proxy from the broker, bank or other nominee holding that stockholder’s shares that confirms that stockholder’s beneficial ownership of the shares and gives the stockholder the right to vote the shares). If not revoked, the proxy will be voted at the annual meeting in accordance with the stockholder’s instructions. If no instructions are indicated, the proxy will be voted (i) FOR the election of the Class I Director described herein; (ii) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year; and (iii) in accordance with the judgment of the proxy holders as to any other matter that may properly come before the annual meeting or any adjournment thereof.

All share information set forth in this proxy reflects a 1-for-10 reverse stock split effective on March 14, 2005.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors has previously fixed the number of directors for the year ending December 31, 2005 at no more than nine. Under our charter, our Board of Directors is divided into three classes. One class of directors is elected each year for a three-year term. The current term of our Class I Directors will expire at the 2005 Annual Meeting of Stockholders. The nominee for Class I Director is Mr. Irwin Lerner. He is currently a Class I Director and has consented to be named in this proxy statement and to serve if re-elected. If a nominee is unable to serve, which is not expected, the shares represented by the proxy will be voted for such other candidate as may be nominated by the Board of Directors. The other two current Class I Directors, Dr. Richard Charpie and Mr. John Barr, are not standing for re-election to the Board. Ampersand Ventures will continue to be represented on the Board, by Dr. Hooper, a Class II director and a member of the Nominating and Governance Committee.

Our Board has determined that the following members of the Board qualify as independent under the definition promulgated by the Nasdaq Stock Market: Mr. Joseph Limber, Mr. Irwin Lerner, Mr. Jeremy Hayward-Surry and Mr. R. John Fletcher. If Mr. Lerner is elected by our stockholders at the annual meeting, as of the date of the annual meeting, Vitex will have a majority of independent directors on the Board.

Votes Required to Elect the Director

The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the election will be required to elect Mr. Lerner. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. Broker non-votes will not be counted in determining the shares entitled to vote nor treated as votes cast, and thus, will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE NAMED NOMINEES.

Biographical Information

Biographical and certain other information concerning our directors is set forth below:

Class I Nominee for Election to a Three-Year Term Expiring at the 2008 Annual Meeting

Irwin Lerner, age 74, has served as a director since September 1996. He is the former Chairman of the Board of Directors, Chairman of the Executive Committee, President and Chief Executive Officer of Hoffmann-LaRoche Inc., having retired in September 1993 after being an employee of that company for over 31 years. Mr. Lerner is the Chairman of the Board of Directors of Medarex, Inc. and serves as a director on the boards of Covance Inc. and Nektar Therapeutics, Inc. He served for twelve years on the Board of Pharmaceutical

Manufacturers Association (now PhRMA), including chairing the Association’s FDA Issues Committee and the PMA Foundation. Mr. Lerner has also served on the Boards of the National Committee for Quality Health Care, the Partnership for New Jersey and the Center for Advanced Biotechnology and Medicine of Rutgers University. He received his B.S. and MBA degrees from Rutgers University, where he is currently Distinguished Executive-in-Residence at the Rutgers Business School.

Class I Director Continuing in Office Until the 2005 Annual Meeting

John R. Barr, age 48, joined our company as President, Chief Executive Officer and a director in November 1997. With the merger with Panacos in March 2005, Mr. Barr remains as President and a director. Previously, Mr. Barr served as President of North American Operations at Haemonetics Corporation from 1995 to 1997 where he had responsibility for Haemonetics’ blood bank, commercial plasma and blood bank services businesses. He also managed the global manufacturing and North American research and development functions and served as a member of the Board of Directors of Haemonetics. Prior to joining Haemonetics in 1990, he held various positions at Baxter Healthcare Corporation. Mr. Barr has an undergraduate degree in Biomedical Engineering from the University of Pennsylvania and an M.M. from the Kellogg School of Management at Northwestern University.

Richard A. Charpie, Ph.D., age 53, has served as a director since October 1995. Dr. Charpie served as our Chief Executive Officer from August 1997 to November 1997. He was our Vice President from November 1997 until January 1998. Dr. Charpie has been the managing general partner of Ampersand Ventures, a venture capital firm, and all of its affiliated partnerships since he founded Ampersand in 1988 as a spin-off of the venture capital group of PaineWebber Incorporated. Currently, Dr. Charpie serves as a director of several privately-held companies. Dr. Charpie holds an M.S. in Physics and a Ph.D. in Applied Economics and Finance, both from the Massachusetts Institute of Technology.

Class II Directors Continuing in Office Until the 2006 Annual Meeting

Jeremy Hayward-Surry, age 62, has served as a director since December 1997. He was the President of Pall Corporation, a global company operating in the fields of filtration, separations and purification from July 1994 through July 2003 and a member of its Board of Directors from April 1993 through November 2003. Mr. Hayward-Surry was also the Treasurer and Chief Financial Officer of Pall from August 1992 until December 1997 and Executive Vice President of Pall from 1992 to July 1994. Mr. Hayward-Surry is a Director and the Non-Executive Chairman of the Board of Directors of Savient Pharmaceuticals, Inc., a specialty pharmaceuticals company engaged in the research, development, manufacture, and marketing of pharmaceutical products since June 2003. Mr. Hayward-Surry is a Fellow of the Institute of Chartered Accountants in England and Wales.

Herbert H. Hooper, PhD, age 41, is a former director of Panacos Pharmaceuticals, Inc. (“Panacos”), with which the Company merged in March 2005, and has served as a director of Vitex since March 2005. Dr. Hooper is a General Partner at Ampersand Ventures. Prior to

joining Ampersand in 2002, Dr. Hooper served as executive vice president and chief technical officer of ACLARA BioSciences, a public life sciences company which he founded in 1995. From 1993 to 1995, Dr. Hooper served as a research director at Soane Technologies, Inc. From 1990 to 1993, he served in various product and business development positions at Air Products and Chemicals. Dr. Hooper currently serves as chairman of the board of TekCel, Inc. and Magellan BioSciences, Inc. (formerly ESA), both of which are private life science instrument companies. Dr. Hooper also serves on the board of Assay Designs, Inc., IBT Reference Lab, and Medifacts, all of which are private companies. He previously served as a member of the board of directors of ACLARA BioSciences and Cyclis Pharmaceuticals. Dr. Hooper holds a B.S. in Chemical Engineering from North Carolina State University and a Ph.D. in Chemical Engineering from the University of California, Berkeley.

R. John Fletcher, age 59, has served as a director since March 2005. Mr. Fletcher is a founder and Chief Executive Officer of Fletcher Spaght, Inc., a Boston management consulting firm specializing in strategic development for high technology and healthcare companies. He is also managing partner of Fletcher Spaght Ventures, a venture capital fund. Prior to founding his firm in 1983, Mr. Fletcher was a senior member of The Boston Consulting Group (“BCG”) where he managed engagements relating to corporate and business unit strategies. While at BCG, Mr. Fletcher’s clients included many mature industries, as well as healthcare and high technology. Before joining The Boston Consulting Group, Mr. Fletcher taught international business at The Wharton School, University of Pennsylvania. Earlier, Mr. Fletcher was a captain and jet pilot in the US Air Force. He holds an MA in finance earned at The Wharton School, an MBA from Southern Illinois University, and a BA from George Washington University. Mr. Fletcher is a member of the board of directors of AutoImmune Inc., Spectranetics, Inc., and Axcelis Technologies, Inc, all of which are public companies. He is also on the board of advisors of Thayer School of Engineering of Dartmouth College, Children’s Hospital Boston, School of Government and Business of George Washington University and the Photonics Center of Boston University.

Class III Directors Continuing in Office Until the 2007 Annual Meeting

Samuel K. Ackerman, M.D., age 57, has served as a director and as our Chairman and Chief Scientific Officer since November 1999. In March 2005, Dr. Ackerman became our Chief Executive Officer upon our merger with Panacos. Dr. Ackerman co-founded Pentose Pharmaceuticals, Inc. in June 1995 and served as its President, Chief Executive Officer and Director from February 1997 until Pentose’s merger with Vitex on November 12, 1999. Dr. Ackerman became Executive Vice President and Chief Scientific Officer of Vitex upon the merger and in September 2000 became Chairman of the Board. He previously served as Vice President, Development and Regulatory Affairs of OraVax, Inc. from December 1993 to January 1997. From May 1986 to November 1993, he was Senior Vice President, Medical and Regulatory Affairs of XOMA Corporation and before that was Director of the Division of Biological Investigational New Drugs of the Center for Biologics Evaluation and Research of the Food and Drug Administration. Dr. Ackerman was founding President and Chief Executive Officer of Cyclis Pharmaceuticals, Inc., a cancer therapeutics company, from its inception in October 2001 until September 2003, when it was acquired by ArQule, Inc. From

November 2003 through Panacos’ merger with Vitex in March 2005, Dr. Ackerman had been Chairman and Interim Chief Executive Officer of Panacos. See “Certain Relationships and Related Party Transactions.”

Joseph M. Limber, age 52, has served as a director since February 2001. Since January 2004, Mr. Limber has been President and Chief Executive Officer at Prometheus Laboratories, Inc., a specialty pharmaceutical company committed to developing new ways to help physicians individualize patient care. From February 2003 to June 2003 Mr. Limber was a consultant and interim Chief Executive Officer for Deltagen, Inc., a provider of drug discovery tools and services to the bio pharmaceutical industry. Mr. Limber was a director at ACLARA BioSciences, Inc., a developer of assay technologies and lab-on-a-chip systems for life science research from 1998 to 2003. From 1998 to 2002, Mr. Limber was the President and Chief Executive Officer of ACLARA BioSciences, Inc. From 1996 to 1998, Mr. Limber was the President and Chief Operating Officer of Praecis Pharmaceuticals, a biotechnology company focused on the discovery and development of pharmaceutical products. Prior to this position, he served as Executive Vice President of SEQUUS Pharmaceuticals, Inc. Mr. Limber also held management positions in marketing and sales with Syntex Corporation from 1987 to 1992 and with Ciba-Geigy Corporation from 1975 to 1987. Mr. Limber holds a B.A. from Duquesne University.

Eric W. Linsley, age 43, is a former director of Panacos and has served as a director of Vitex since March 2005. Mr. Linsley is a Partner with A.M. Pappas & Associates, LLC, a Research Triangle Park, North Carolina-based venture capital firm that invests nationally in the life science industry. He is an experienced operating executive and venture capital investor who, prior to joining A.M. Pappas & Associates in early 2000, served as Chief Financial Officer of TriPath Imaging, a Nasdaq-listed medical device company. In 1999, Mr. Linsley led the due diligence efforts and legal documentation process in a complex three-way merger of AutoCyte, NeoPath and Neuromedical Systems to form TriPath. Prior to the merger, he served as Chief Financial Officer and Vice President of Operations at AutoCyte. From 1999 to 2000, Mr. Linsley was primarily responsible for integrating the three companies. From 1991 to 1997, Mr. Linsley worked as an investment professional with Ampersand Ventures, a venture capital firm based in Boston. He was promoted to partner in 1995. At Ampersand, Mr. Linsley participated either directly or indirectly in 12 private equity investments, with a particular focus on corporate spin-offs. He was directly responsible for completing primary due diligence, structuring transactions, and monitoring the investments. He also served as interim management, if required. He previously was a management consultant with Bain & Co. and McKinsey & Co., and was a certified public accountant with Arthur Andersen. Mr. Linsley is a director of Emerald BioAgriculture, FlowCardia, Sensys Medical and Signase. He received a B.A. in Economics from Trinity College, an M.S. in Accounting from New York University and an MBA from the Wharton School at the University of Pennsylvania.

Board Committees and Meetings

Meeting Attendance. During the year ended December 31, 2004, our Board of Directors held thirteen meetings, and the various committees of the Board held a total of eight meetings.

The Board of Directors currently has an Audit Committee, Compensation Committee and Nominating and Governance Committee. The Executive Committee of the Board was dissolved in May 2005. Each incumbent director attended at least 75% of the Board of Directors meetings and meetings of committees of the Board of Directors of which he was a member. The Board has adopted a policy under which each member of the Board is encouraged to attend each annual meeting of the stockholders. One director attended our 2004 Annual Meeting of Stockholders held in December 2004.

Executive Committee. The Executive Committee of the Board of Directors met three times during 2004. The Committee was composed of Mr. David Tendler, Mr. John Barr, and Dr. Richard Charpie, with Mr. Tendler, who resigned from our Board in March 2005, serving as Chairman. Mr. Barr is the President of Vitex. Prior to the merger with Panacos in March 2005, Mr. Barr served as Chief Executive Officer of Vitex. Dr. Richard Charpie and Mr. David Tendler are not employees of the Company. The Executive Committee served as the interface between the Board of Directors and management and met with management at regular intervals between Board meetings. The Executive committee was dissolved by the Board of Directors on May 3, 2005 as the Committee was no longer deemed necessary as its function was covered by other committees.

Audit Committee. The Audit Committee of our Board of Directors is currently composed of Mr. Hayward-Surry, Mr. Limber and Mr. Lerner, with Mr. Hayward-Surry serving as Chairman and has met four times in 2004. Our Audit Committee has the authority to retain and terminate the services of our independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Hayward-Surry is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K. The Audit Committee operates under a written charter, adopted by our Board of Directors in 2000 and reviewed and reaffirmed annually, most recently on March 2, 2005. For further information about our Audit Committee, see the “Audit Committee Report” contained herein.

Compensation Committee. The Compensation Committee of our Board of Directors is currently composed of Mr. Lerner, Mr. Linsley and Mr. Limber, with Mr. Lerner serving as Chairman. Mr. Lerner and Mr. Limber qualify as independent under the definition promulgated by the Nasdaq Stock Market. Mr. Linsley joined the Committee on March 11, 2005, as a result of the merger with Panacos. The Board of Directors has decided that Mr. Linsley does not qualify as independent due to his affiliation with A.M. Pappas & Associates, LLC, a significant stockholder of the Company. However, the Board has approved Mr. Linsley’s appointment to the Compensation Committee due to exceptional and limited circumstances, as service by a Panacos designee on this committee was a requirement set forth in the merger agreement with Panacos, and had been negotiated into that agreement as part of an amendment to the agreement, without which the transaction would not have occurred. In addition, the former Panacos stockholders owned approximately 80% of the combined company immediately following the merger, and the business formerly conducted by Panacos is to become an increasingly important component of the combined company’s business. As a result, the Board concluded that the service by Mr. Linsley on the Compensation Committee is required by the best interests of Vitex and our stockholders.

The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer. The Compensation Committee’s duties include the administration of our 1998 Director Plan, our 1998 Equity Incentive Plan, our 1999 Supplemental Plan, our 1998 Employee Stock Purchase Plan and our Supplemental Equity Compensation Plan, adopted in March 2005. The Compensation Committee did not meet in 2004.

Nominating and Governance Committee. The Nominating and Governance Committee of our Board of Directors was formed in September 2004 and is currently composed of Mr. R. John Fletcher, Dr. Herbert Hooper, and Mr. Hayward-Surry, with Mr. Fletcher serving as Chairman and has met one time in 2004. Dr. Hooper joined the Committee on March 11, 2005, as a result of the merger with Panacos, and replaced Dr. Platika on the Committee, who resigned from our Board in March 2005. Mr. Fletcher joined the committee on May 3, 2005 and was elected Chairman of the Committee. Messrs. Fletcher and Hayward-Surry qualify as independent under the definition promulgated by the Nasdaq Stock Market. The Board of Directors has decided that Dr. Hooper does not qualify as independent due to his affiliation with Ampersand Ventures, a significant stockholder of the Company. However, the Board has approved Dr. Hooper’s appointment to the Nominating and Governance Committee due to exceptional and limited circumstances, as service by a Panacos designee on this committee was a requirement set forth in the merger agreement with Panacos, and had been negotiated into that agreement as part of an amendment to the agreement, without which the transaction would not have occurred. In addition, the former Panacos stockholders owned approximately 80% of the combined company immediately following the merger, and the business formerly conducted by Panacos is to become an increasingly important component of the combined company’s business. As a result, the Board concluded that the service by Dr. Hooper on the Nominating and Governance Committee is required by the best interests of Vitex and our stockholders.

The Nominating and Governance Committee is responsible for: (i) identifying individuals qualified to become members of the Board, and recommending to the Board director nominees for election, (ii) evaluating the composition, organization and governance of the Board, (iii) the annual performance review of the Board, (iv) evaluating and making recommendations for Board committee assignments, (v) overseeing the process of succession planning for the executive officers of the Company, and (vi) the annual review and updating of the Company’s Code of Business Conduct and Ethics. The Nominating Committee may consider candidates recommended by stockholders, as well as from other sources, such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2006 Annual Meeting of stockholders using the procedures set forth in the Company’s By-laws, it must follow the procedures described in “Stockholder Proposals and Nominations For Director.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating Committee, it should submit any pertinent information regarding the candidate to the Chairman of the Nominating Committee by mail at 134 Coolidge Avenue, Watertown, MA 02472.

A copy of the Nominating Committee’s written charter has been filed with the Securities and Exchange Commission as an exhibit to our Proxy Statement on Schedule 14A for the 2004 Annual Meeting of Stockholders and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 134 Coolidge Avenue, Watertown, MA 02472.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (617) 926-1551. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board, C/O V.I. Technologies, Inc. 134 Coolidge Avenue, Watertown, MA 02472.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has appointed KPMG LLP, independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2005. Our Board of Directors recommends that our stockholders vote for ratification of such appointment. A representative of KPMG LLP will be present at the meeting and will be available to respond to appropriate stockholders’ questions and to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.

The submission of this matter to our stockholders at the annual meeting is not required by law or by our By-laws. The Board of Directors is nevertheless submitting it to the stockholders to ascertain their views. If this proposal is not approved at the annual meeting by the affirmative vote of holders of a majority of the shares present or represented and entitled to vote at the meeting, the Audit Committee intends to reconsider its appointment of KPMG LLP as the Company’s independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our shares of common stock as of May 23, 2005: (i) by each person (or group of affiliated persons) who we know to own beneficially more than five percent of our outstanding shares of common stock; (ii) by the individual who served as our chief executive officer during the fiscal year ended December 31, 2004; (iii) by the executive officer other than the chief executive officer who earned more than $100,000 in the fiscal year ended December 31, 2004 and who was employed by us on December 31, 2004; (iv) by each of our directors; and (v) by all of our current directors and executive officers as a group. As of May 23, 2005, we had 39,501,045 shares of common stock outstanding. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner*	Beneficially Owned Shares Number (1)	Percent of Class
5% Stockholders

Ampersand Funds(2) 55 William Street, Suite 240 Wellesley, MA 02481	10,155,705	25.3%

Great Point Partners LLC(3) 2 Pickwick Plaza, Suite 450 Greenwich, CT 06870	8,613,557	20.4%

A.M. Pappas & Associates(4) Emerging Technologies Center 7030 Kit Creek Road Research Triangle Park, NC 27709	5,824,220	14.7%

Mitsui & Co. Venture Partners, Inc.(5) 200 Park Avenue New York, New York 10166	2,224,241	5.6%

Novo A/S Krogshoejvej 41 DK 2880 Bagsvaerd, Denmark	2,139,894	5.4%

Named Executive Officers and Directors

Richard A. Charpie(6)	10,174,282	25.3%
Eric Linsley(7)	5,825,440	14.7%
Graham P. Allaway(8)	830,993	2.1%
R. John Fletcher(9)	797,500	2.0%
Samuel K. Ackerman, M.D.(10)	417,797	1.0%
John R. Barr(11)	217,901	** %
Irwin Lerner(12)	6,628	** %
Joseph M. Limber(13)	3,080	** %
Thomas T. Higgins(14)	1,678	** %
Jeremy Hayward-Surry(15)	1,180	** %
Herbert Hooper(16)	—	—%
All current directors and executive officers as a group (10 persons)(17)	18,274,801	43.9%

*	Address provided for beneficial owners of 5% or more of the outstanding common stock only.

**	Indicates less than one percent.

(1)	Beneficial ownership of common stock is determined in accordance with the rules of the Securities and Exchange Commission, and includes shares for which the holder has sole or shared voting or investment power. Shares of our common stock subject to options currently exercisable or which become exercisable within 60 days of May 23, 2005 are deemed to be beneficially owned by the person holding such options and outstanding and, in accordance with the rules of the Securities and Exchange Commission, are included for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Consists of 9,109,962 shares of common stock and warrants exercisable for 650,475 shares of common stock held by Ampersand 1999 Limited Partnership (“AMP-99”), 185,915 shares of common stock and warrants exercisable for 13,275 shares of common stock held by Ampersand 1999 Companion Fund Limited Partnership (“AMP-99 CF”), 193,333 shares of common stock held by Ampersand 1995 Limited Partnership (“AMP-95”) and 2,745 shares of common stock held by Ampersand 1995 Companion Fund Limited Partnership (“AMP-95 CF”). AMP-99 Management Company Limited Liability Company is the general partner of AMP-99 and AMP-99 CF. AMP-95 Management Company Limited Liability LLP (“AMP-95 MCLP LLP”) is the general partner of AMP-95 Management Company Limited Partnership, which itself is the general partner of both AMP-95 and AMP-95 CF and has voting and investment control over the shares held by those two entities. Richard A. Charpie, a member of our Board of Directors, is the Principal Managing Member of AMP-99 Management Company Limited Liability Company and the Managing Partner of AMP-95 MCLP LLP. Dr. Charpie disclaims beneficial ownership of shares held by any of the above-listed entities, except to the extent of his pecuniary interest therein.

(3)	Consists of 3,082,884 shares of common stock and warrants exercisable for 1,387,298 shares of common stock held by Biomedical Value Fund, L.P., 2,795,000 shares of common stock and warrants exercisable for 1,257,750 shares of common stock held by Biomedical Offshore Value Fund LLC and 62,500 shares of common stock and warrants exercisable for 28,125 shares of common stock held by Jeffrey R. Jay, the managing member of Great Point Partners, LLC, investment advisor to the two funds above.

(4)	Consists of 5,787,609 shares of common stock and warrants exercisable for 28,125 shares of common stock held by A.M. Pappas Life Science Ventures I, L.P. and 3,963 shares of common stock held by A.M. Pappas Life Science Ventures I, L.P.’s general partner, AMP&A Management, LLC. AMP&A Management, LLC is managed by A.M. Pappas & Associates, LLC (“AMP&A”). AMP&A may be deemed a beneficial owner of these securities. Also consists of 4,523 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of May 23, 2005, held directly by AMP&A. Mr. Linsley, a member of our Board of Directors, is a Partner with AMP&A. Mr. Linsley disclaims beneficial ownership of shares held by any of the above-listed entities, except to the extent of his pecuniary interest therein.

(5)	Consists of 1,100,999 shares of common stock held by Mitsui & Co. (U.S.A.), Inc., 1,100,999 shares of common stock held by MCVP Holding, Inc. and 22,243 shares of common stock held by Mitsui & Co. Venture Partners, Inc., Mitsui & Co. (U.S.A.), Inc. MCVP Holding, Inc., and Mitsui & Co. Venture Partners, Inc. are partners in Mitsui & Co. Venture Partners II, L.P.

(6)	Consists of shares described in note (2) of which Dr. Charpie may be considered the beneficial owner, 9,203 shares of common stock directly owned by Dr. Charpie, 6,674 shares of common stock held by Ampersand Venture Management Trust (as successor to Ampersand Venture Management LLC), and 2,700 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of May 23, 2005. Dr. Charpie is the sole member of Ampersand Venture Management 2003 LLC, which is the sole holder of shares of beneficial interest of Ampersand Venture Management Trust. Dr. Charpie disclaims beneficial ownership of the shares described in note (2), except to the extent of his pecuniary interest therein. Dr. Charpie has assigned the economic benefits of his stock options noted above to AMP-95 and AMP 95-CF described in note (2).

(7)	Consists of shares described in note (4) of which Mr. Linsley may be considered the beneficial owner and 1,220 shares of common stock directly owned by Mr. Linsley. Mr. Linsley disclaims beneficial ownership of the shares described in note (4), except to the extent of his pecuniary interest therein.

(8)	Consists of 175,682 shares of common stock and 655,311 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of May 23, 2005.

(9)

Consists of 500,000 shares of common stock and warrants exercisable for 225,000 shares of common stock held by Fletcher Spaght Ventures, LP and 50,000 shares of common stock and warrants exercisable for 22,500 shares of common stock held by Fletcher Spaght Venture Partners LLC. Mr. Fletcher is the Chief Executive Officer of Fletcher Spaght, Inc. Mr. Fletcher disclaims beneficial ownership of shares held by any of these entities, except to the extent of his pecuniary interest therein.

(10)	Consists of 42,863 shares of common stock owned directly by Dr. Ackerman, 1,471 shares of common stock of which Dr. Ackerman may be considered the beneficial owner, as the securities are owned by his dependents, and 373,463 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of May 23, 2005.

(11)	Consists of 1,254 shares of common stock, 75,000 shares of restricted common stock, and 141,647 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of May 23, 2005.

(12)	Consists of 3,258 shares of common stock and 3,370 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of May 23, 2005.

(13)	Consists of 980 shares of common stock and 2,100 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of May 23, 2005.

(14)	Mr. Higgins resigned from his position with Vitex as Chief Financial Officer in January 2005.

(15)	Consists of 980 shares of common stock and 200 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of May 23, 2005.

(16)	Dr. Hooper has no shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of May 23, 2005. Dr. Hooper has assigned the economic benefits of his outstanding stock options to AMP-99 and AMP 99-CF described in note (2).

(17)	Consists of 16,152,112 shares of common stock, 1,183,314 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of May 23, 2005, and warrants exercisable for 939,375 shares of common stock.

ADDITIONAL INFORMATION

Management

Officers are elected annually by our Board of Directors and serve at the discretion of the Board of Directors. The following section describes members of our management who are not also directors, whose biographies appear above under “Proposal 1—Election of Directors.”

Graham P. Allaway, Ph.D. age 49, has served as Vitex’s Chief Operating Officer since May 3, 2005. Prior to the merger between Vitex and Panacos in March 2005, Dr. Allaway was Chief Operating Officer of Panacos. He was founding Chief Executive Officer and President of Panacos on its formation in 1999. Prior to founding Panacos, Dr. Allaway was Senior Vice-President for Drug Discovery at Boston Biomedica Inc. (NASDAQ: BBII), which he joined in 1998. Prior to this, Dr. Allaway was Chief Executive Officer of Manchester Biotech (United Kingdom) from 1997 to 1998. From 1990 to 1997 Dr. Allaway held various positions at Progenics Pharmaceuticals, Inc., (Tarrytown, NY) Dr. Allaway received his M.A. in Zoology from Oxford University and his Ph.D. in Virology from the University of London. He then held research fellowships at Memorial University (NFLD, Canada) and at the National Institutes of Health (Bethesda, MD) before entering industry.

Thomas T. Higgins served as our Chief Financial Officer and Executive Vice President, Operations from June 1998 until his resignation in January 2005.

There are no family relationships between any director, executive officer, or person nominated or chosen by us to become a director or executive officer.

Compensation of Directors

Mr. Tendler, who resigned from our Board in March 2005, received $25,000 for his services as Chairman of our Executive Committee during Fiscal Year 2004. Messrs. Hayward-Surry, Limber and Lerner each received $15,000 for their services as directors. Dr. Platika, who resigned from our Board in March 2005, also received $15,000 for his service as director. Mr. Hayward-Surry also received $5,000 in Fiscal Year 2004 for his services as Chairman of the Audit Committee. Mr. Lerner also received $2,000 in Fiscal Year 2004 for his services as Chairman of the Compensation Committee. Each of the Board members also received $2,000 for each meeting of the Board that they attended. If an Audit Committee meeting occurred on days other than when a Board meeting took place, Audit Committee members received $1,500 for each meeting attended. Members of the Compensation Committee received $1,000 per meeting.

All members of the Board of Directors receive reimbursement of expenses associated with their attendance of meetings of the Board of Directors or of any committee of which they are a member.

In addition, directors who are not also officers or employees of ours received option grants under the 1998 Director Stock Option Plan, as amended. This plan provides for an automatic annual grant of options to purchase 2,000 shares of common stock. Pursuant to the 1998 Director Stock Option Plan, Messrs. Hayward-Surry, Tendler, Lerner and Limber and Drs. Ackerman, Charpie and Platika each received an automatic annual option grant on December 27, 2004 to purchase 2,000 shares of common stock. Subsequent to our reverse 1-for-10 stock split effective March 14, 2005, these 2,000 options to purchase common stock were converted to 200 each.

On March 11, 2005, in connection with the merger with Panacos and a private placement financing also completed on that date, Dr. Herbert Hooper, Mr. Eric Linsley and Mr. R. John Fletcher joined our Board, replacing Mr. Tendler and Dr. Platika. Dr. Hooper and Mr. Fletcher joined the Nominating Committee, and Mr. Linsley joined the Compensation Committee. The Compensation Committee provided for full vesting of unvested options to purchase 200 shares of our common stock for each of Dr. Platika and Mr. Tendler as of March 11, 2005. These options otherwise would have vested on December 27, 2005. Furthermore, the Compensation Committee extended the expiration date of these options held by Dr. Platika and Mr. Tendler from October 11, 2005 to March 11, 2006.

After reviewing data from an outside independent survey of comparable companies, on May 3, 2005, our Board of Directors voted to modify our director compensation arrangements to better align with comparable companies and to attract and retain high-quality board members. Under the modified arrangements, we pay each non-employee director an annual fee of $15,000 for service as a director of the Company and pay the lead director, Jeremy Hayward-Surry, an annual fee of $25,000 for his service.

We compensate the Chairman of the Audit Committee, Compensation Committee and Nominating and Governance Committee an annual fee of $6,000, $3,000 and $3,000, respectively. Vitex pays $2,000 to each non-employee director for attendance at each board meeting and $1,500 for attendance by telephone. We pay a fee of $1,500 to each Audit Committee member, including the Chairman, for attendance at each committee meeting, with a fee of $1,250 for attendance by telephone. Vitex pays a fee of $1,000 to each Compensation Committee and Nominating and Governance Committee member, including the Chairman, for attendance at each committee meeting, whether in-person or by telephone.

In addition, non-employee directors are eligible to participate in our 2005 Supplemental Equity Compensation Plan (“Supplemental Plan”) and the 1998 Directors Stock Incentive Plan (the “Directors Plan”). There are currently 7,369,594 shares and 25,000 shares of common stock reserved for issuance under the Supplemental Plan and Directors Plan, respectively. Upon the election of a non-employee director to the board, such director is granted 25,000 options to purchase shares of common stock of Vitex. Such options become exercisable in equal installments on the six-month anniversary, second year anniversary, third year anniversary and fourth year anniversary of the grant date, provided that the optionee is still a director of Vitex at the opening of business on such date. Annually, each non-employee director will receive 15,000 options to purchase shares of common stock of Vitex. Such options generally become exercisable on the one year anniversary of the date of grant. Each option has a term of ten years. The exercise price for each option is equal to the closing price for the common stock on the date preceding the date of grant, as reported on the NASDAQ National Market.

On May 3, 2005, the Board of Directors granted a one-time grant of 25,000 stock options to each of Messieurs Limber, Lerner, Linsley, and Fletcher and Drs. Hooper and Charpie and a one-time grant of 30,000 stock options to the lead director Mr. Hayward-Surry. The exercise price of these stock options is $3.05, the closing price for the common stock on the date preceding the date of grant. The options become exercisable in equal installments on the six-month anniversary, second year anniversary, third year anniversary and fourth year anniversary of the grant date.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning compensation (including salary, bonuses, stock options, and certain other compensation) paid by us for services in all capacities or accrued for the fiscal years ended December 31, 2004, December 27, 2003 and December 28, 2002 to our Chief Executive Officer during the most recently completed fiscal year and to the other person who served as our executive officer at December 31, 2004 and whose salary plus bonus exceeded $100,000 in fiscal year 2004 (together being hereinafter referred to as the “Named Executive Officers”).

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Annual Compensation ($) (1)	Securities Underlying Options (#)
John R. Barr President and Chief Executive Officer	2004 2003 2002	$427,533 415,291 391,765	— — —	— — —	— 71,762 7,500	(3) (2)

Thomas T. Higgins(4) Executive Vice President, Operations and Chief Financial Officer	2004 2003 2002	275,986 268,221 255,680	— — —	— — —	— 36,500 7,500	(3) (2)

(1)	Excludes perquisites and other personal benefits, securities or property which, in the aggregate, are less than the lesser of $50,000 or ten percent (10%) of the total of the annual salary and bonus reported for the Named Executive Officer for the year.

(2)	These stock options were granted under the 1998 Equity Plan, which is administered by the Compensation Committee. These options have an exercise price equal to fair market value on the date of the grant, vest in four equal annual installments on the first four anniversaries of the date of grant, and expire ten years from the date of grant.

(3)	These stock options were granted under the 1998 Equity Plan and the 1999 Supplemental Stock Option Plan, which are administered by the Compensation Committee. These options have an exercise price equal to fair market value on the date of the grant, vest in three equal installments on the date of grant and on the first two anniversaries of the date of grant, and expire ten years from the date of grant.

(4)	Mr. Higgins resigned from his position with the Company in January 2005.

OPTION GRANTS IN OUR LAST FISCAL YEAR

There were no grants of options to purchase common stock made to any Named Executive Officer during Fiscal Year 2004.

AGGREGATED OPTION EXERCISES IN OUR LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Presented below is information about the number and value of unexercised stock options to purchase our common stock held by each Named Executive Officer as of December 31, 2004. No Named Executive Officers exercised any options in fiscal year 2004.

Name	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In- the-Money Options at Fiscal Year-End ($) Exercisable/ Unexercisable(1)
John R. Barr	113,979/29,546	—/—
Thomas T. Higgins	55,833/17,167	—/—

(1)	Based on the difference between the option exercise price and the closing price per share of the underlying common stock on the Nasdaq National Market on December 31, 2004, which closing price was $0.65. In each case, the option exercise price was greater than the closing price per share of the common stock on December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2004.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
1998 Director Stock Option Plan	15,500	$41.67	9,500
1998 Equity Incentive Plan	284,342	$50.35	60,293
1999 Supplemental Stock Option Plan	30,139	$43.75	29,288
Equity compensation plans not approved by security holders	none	none	none

Total(1)	329,981	$49.34	99,081

(1)	Our current Supplemental Equity Compensation Plan was approved our stockholders at a Special Meeting of stockholders on March 10, 2005 and was not in effect at December 31, 2004.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is composed of two independent, disinterested directors who are not employees of the Company and one director who is not an employee of the Company but who is not considered “independent” under the rules of the Nasdaq Stock Market, Inc. Mr. Linsley joined the Compensation Committee on March 11, 2005. However, the Board has approved Mr. Linsley’s appointment to this committee due to exceptional and limited circumstances, as service by a Panacos designee on this committee was a requirement set forth in the merger agreement with Panacos, and had been negotiated into that agreement as part of an amendment to the agreement, without which the transaction would not have occurred. In addition, the former Panacos stockholders owned approximately 80% of the combined company immediately following the merger, and the business formerly conducted by Panacos is to become an increasingly important component of the combined company’s business. As a result, the Board concluded that the service by Mr. Linsley on the committee is required by the best interests of Vitex and its stockholders.

The Compensation Committee reviews and approves all compensation and fringe benefit programs of the Company and also reviews and determines the actual compensation of the Company’s Directors and executive officers, as well as all stock option grants, performance-based stock options and both long-term and short-term cash incentive awards to all key employees.

The Company’s executive compensation program is designed to be linked closely to corporate performance and stockholder interests. To this end, we have developed an overall compensation strategy and specific compensation plan that tie a very significant portion of executive compensation to the Company’s success in meeting specified performance goals. In addition, through the use of stock options, we seek to link part of each executive’s compensation to performance of the Company’s stock. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals of the Company’s business strategy, align executive and stockholder interests through equity-based plans and, finally, to provide a compensation package that is competitive and that recognizes individual contributions, as well as overall business results.

The key elements of the Company’s executive compensation consist of base salary, annual incentive bonuses and stock options. Our policies with respect to each of these elements, including the basis for the compensation awarded to Mr. John Barr, current President of Vitex and former Chief Executive Officer through the merger with Panacos in March 2005, are discussed below.

Base Salary

Base salaries for new executive officers are initially determined by nature of the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, we consider generally available information regarding salaries prevailing in the biotechnology industry, but do not utilize any particular indices or peer groups. Base salaries are reviewed on an annual basis. We determined that Mr. Barr’s base salary, and the base salaries of other executive officers, were commensurate with the base compensation paid to similarly situated officers in comparable companies.

Annual Incentive Bonus

We review the Company’s annual performance plan for the ensuing fiscal year and set specific incentive target bonus awards which are directly linked to the short term financial and milestone target achievement performance objectives of the Company as a whole. The executive officers of the Company then have an opportunity to earn a payout of their individual target bonuses in each fiscal year, provided that the Company meets or exceeds its performance plan for the year. These bonuses are prorated to the extent that the Company achieves a portion of its performance plan. We have complete discretionary authority to award full bonuses or special bonuses for special achievements. After assessment of the Company’s performance against its short-term financial and milestone targets, the Committee decided not to award bonuses to executive officers for fiscal year 2004.

Stock Options

Under the Company’s 1998 Equity Incentive Plan and the 1999 Supplemental Stock Option Plan, which were approved by our stockholders, stock options are granted to the Company’s executive officers. Stock options granted to executives have an exercise price equal to the fair market value of the common stock on the date of grant and generally vest over four years. Stock option grants are designed to provide incentive for the creation of stockholder value over the long term, since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. In determining the amount of such grants, we consider the job level of the executive, responsibilities to be assumed in the upcoming year, and overall performance. After assessment of the Company’s performance against its short-term financial and milestone targets, the Committee decided not to award stock option grants to executive officers for fiscal year 2004.

Our committee believes that the combination of base salaries, incentive bonuses and stock option incentives contribute to the achievement of both the short-term and long-term financial performance of the Company.

Irwin Lerner, Chairman

Joseph M. Limber

Eric W. Linsley

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three directors, all of whom satisfy the independence and the financial literacy requirements of the rules of the Nasdaq Stock Market.

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of the Company’s financial statements, the adequacy of the Company’s internal controls and disclosure controls, the independent auditors’ qualifications and independence and the performance of the Company’s independent auditors. The Audit Committee also appoints our independent auditors and pre-approves their compensation. The Audit Committee operates under a written charter, adopted by our Board of Directors in 2000 and reviewed and reaffirmed annually, most recently on March 2, 2005.

The Audit Committee was also actively involved in the development of a new Code of Business Conduct and Ethics for the Company. This policy, signed annually by the Company’s executive officers and financial officers, was formally adopted in March 2003 and a copy of the policy was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 28, 2002.

In the course of our oversight of the Company’s financial reporting process, we have (i) reviewed and discussed with management and with KPMG LLP, the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2004, as well as each of the Company’s quarterly financial reports on Form 10-Q during fiscal year 2004, (ii) discussed with KPMG, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, (iii) reviewed and discussed with management the adequacy of the Company’s internal controls and disclosure controls, (iv) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, (v) discussed with the auditors any relationships that may impact their objectivity and independence, (vi) considered whether the provision of non-audit services by the auditors is compatible with maintaining their independence, (vii) pre-approved all compensation paid to KPMG for audit services and for non-audit services in fiscal year 2004, and (viii) evaluated the performance of audit services and non-audit services by KPMG during fiscal year 2004.

Based on the foregoing review and discussions, we recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year 2004 for filing with the Securities and Exchange Commission. In addition, the Audit Committee has appointed KPMG LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2005.

Jeremy Hayward-Surry, Chairman

Irwin Lerner

Joseph M. Limber

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

In January 2004, we recorded the settlement of $5.5 million in outstanding receivables from Precision Pharma Services, Inc., a majority owned affiliate of Ampersand Ventures, in exchange for receiving $1.7 million in cash, plus the return of 4.4 million shares of our common stock with a value of $4.9 million based on the market closing price on the Nasdaq Stock Market on the date prior to settlement.

On June 2, 2004, we entered into an Agreement and Plan of Merger with Panacos Pharmaceuticals, Inc. The merger agreement was amended on November 5, 2004, November 28, 2004, December 8, 2004 and February 14, 2005. Under the merger agreement, as amended, we issued 227,000,000 (22,747,553, as adjusted for our recent reverse stock split) shares of our common stock at the closing on March 11, 2005. Immediately following the closing of the merger, former Panacos shareholders owned approximately 80.6% of the combined company, before the effect of the shares issued in the financing described below. Prior to the merger, Panacos’ principal business involved the discovery and development of small molecule, orally available drugs for the treatment of HIV and other major human viral diseases. Panacos’ proprietary discovery technologies focus on novel targets in the virus life cycle, including virus fusion and virus maturation, the first and last steps of viral infection. Prior to the merger, Panacos had initiated Phase II clinical testing of PA-457, the first in a new class of oral HIV drugs that inhibit virus maturation, a new drug target discovered by Panacos. As of the effective date of the merger, Herbert Hooper, an affiliate of Ampersand Ventures and a former director of Panacos, and Eric Linsley, an affiliate of A.M. Pappas & Associates, LLC and a former director of Panacos, joined our Board of Directors.

On December 9, 2004, we entered into a Securities Purchase Agreement with a group of investors, including an existing investor in us and Panacos, Ampersand Ventures, and an existing investor in Panacos, A.M. Pappas & Associates, LLC, and several other Panacos investors. The closing of the financing occurred on March 11, 2005. Upon the closing of the financing, Vitex issued 100,000,000 (9,999,998, as adjusted for our March 2005 reverse stock split) shares of our common stock, at a per share price of $0.20 ($2.00 as adjusted for our March 2005 reverse stock split), and warrants to purchase 47,175,000 (4,717,499 as adjusted for our March 2005 reverse stock split) shares of our common stock to the investors in the financing. The shares issued in the financing represented 26% of the outstanding shares, after giving effect to the closing of the merger. As of the closing of the financing, R. John Fletcher, an affiliate of the Fletcher Spaght entities, which invested in the financing, joined our Board of Directors.

As of May 23, 2005, Ampersand Ventures owned 25.3% of our outstanding stock, as described in Note 2 to the Security Ownership of Certain Beneficial Owners and Management table. Dr. Charpie, our director, is a general partner of Ampersand and managing general partner of various Ampersand funds, as more fully described in Note 2 to the Security Ownership of Certain Beneficial Owners and Management table. As of May 23, 2005, Dr. Charpie may be considered a beneficial owner of 25.3% of our outstanding stock, including shares owned directly and shares issuable upon the exercise of outstanding options.

As of May 23, 2005, A.M. Pappas & Associates owned 14.7 % of our outstanding stock, as described in Note 4 to the Security Ownership of Certain Beneficial Owners and Management table. Mr. Linsley, our director, is a partner of A.M. Pappas & Associates. As of May 23, 2005, Mr. Linsley may be considered a beneficial owner of 14.7% of our outstanding stock, including shares owned directly and shares issuable upon the exercise of outstanding options.

As of May 23, 2005, Mr. Fletcher and Dr. Hooper may be considered a beneficial owner of 2.0% and 0%, respectively, of our outstanding stock, including shares owned directly and shares issuable upon the exercise of outstanding options.

We entered into a consulting agreement in October 2000 with Dr. Ackerman. Under the terms of this agreement, which renewed annually, Dr. Ackerman received a total of $100,000 per annum for his consulting services. The consulting agreement was amended in 2004 and, under the amended terms, Dr. Ackerman received a total of $173,333 for his consulting services in 2004. On March 11, 2005, the Company merged with privately-held Panacos Pharmaceuticals, Inc. In accordance with the terms of the merger, as of the effective date of the merger, Dr. Ackerman, the Chairman of the Board and Interim Chief Executive Officer of Panacos and the Chairman of the Board of Vitex became the Chief Executive Officer of Vitex. Dr. Ackerman owns 1.0% of the outstanding Vitex stock.

On May 9, 2005, we announced that John Barr, our President, will resign from Vitex following a transition period expected to last until July 25, 2005 (the “Separation Date”). Pursuant to a separation agreement with Mr. Barr, he will continue to perform the work as directed by the Chief Executive Officer and Board of Directors of Vitex. Mr. Barr will continue to be paid his current base salary during the transition period and will receive severance pay equal to his base salary for a twelve-month period upon effectiveness of his resignation, payable in two equal installments on the Separation Date and during the first week of January 2006.

Pursuant to the separation agreement, Vitex issued to Mr. Barr 75,000 shares of our restricted stock, which will vest on the Separation Date if certain conditions are met. Mr. Barr’s options to purchase shares of our common stock will continue to vest in accordance with their terms until the Separation Date. In addition, any options that would have vested during the twelve-month period following the Separation Date will vest on the Separation Date. All vested stock options will be exercisable through July 25, 2006. During the twelve-month period following the Separation Date, Mr. Barr will be available to assist Vitex in connection with the services performed prior to the Separation Date and will be reimbursed for reasonable costs and expenses incurred in connection with providing such assistance. Mr. Barr will also continue to be eligible for certain benefits during the twelve-month period following the Separation Date, including payment by the Company of life insurance premiums, car reimbursement, outplacement services up to a maximum of $15,000, and health insurance under COBRA, provided that such benefits shall cease upon Mr. Barr’s acceptance of employment with another employer.

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return of our common stock from June 11, 1998 (the date that our stock began trading publicly) through December 31, 2004 against the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Pharmaceutical Index during the same period. We caution that the returns shown in the graph below should not be considered indicative of potential future returns.

Comparison of Cumulative Total Return Among V.I. Technologies, Inc.,

the Nasdaq Stock Market Index and the Nasdaq Pharmaceutical Index

Company/Index Name	Base Date June 11, 1998	Dec. 31, 1998	Dec. 31, 1999	Dec. 29, 2000	Dec. 28, 2001	Dec. 27, 2002	Dec. 28, 2003	Dec. 31, 2004
V.I. Technologies, Inc.	$100.00	$92.22	$61.11	$46.66	$54.67	$9.87	$11.82	$5.78
Nasdaq Stock Market Index	$100.00	$127.03	$235.71	$142.60	$113.57	$77.06	$112.77	$124.33
Nasdaq Pharmaceutical Index	$100.00	$126.59	$234.06	$296.39	$183.48	$95.05	$106.90	$139.24

The graph shown above assumes that $100 was invested in our common stock and in each index on June 11, 1998. The total return for the indices used assumes the reinvestment of all dividends. The prices are shown comparable as the Vitex prices are shown pre-reverse split, which was not effective until March 2005.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee are Messrs. Lerner, Linsley and Limber. No member of the Compensation Committee has at any time been an officer or employee of our company. None of our executive officers serves as a member of the compensation committee or Board of Directors of any other entity which has an executive officer serving as a member of our Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, executive officers, and greater than ten percent holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received or written representations from certain reporting persons, we believe that during 2004 all of the filing requirements under Section 16(a) applicable to our directors, executive officers and ten percent holders were met on a timely basis.

INFORMATION CONCERNING INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

During the fiscal years ended December 31, 2004 and December 27, 2003, fees for services provided by KPMG LLP, our independent registered public accounting firm, were as follows:

	Year Ended
	December 31, 2004	December 27, 2003
Audit Fees(1)	$253,134	$82,366
Audit-Related Fees(2)	10,875	32,250
Tax Fees(3)	—	4,750
All Other Fees	—	—

Total	$264,009	$119,366

(1)	Audit Fees consisted of fees billed for services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, and other services normally provided in connection with statutory and regulatory filings.

(2)	Audit-Related Fees consisted of fees billed for due diligence procedures or for accounting research performed.

(3)	Tax Fees consisted of fees billed for tax review and compliance services.

The Audit Committee of our Board of Directors has determined that the rendering of non-audit services by KPMG LLP was compatible with maintaining their independence.

Audit Committee Pre-Approval Policy

As discussed in the Audit Committee Charter, the Audit Committee requires the pre-approval of any audit or non-audit engagement of KPMG LLP. In the event that we wish to engage KPMG LLP to perform accounting, technical, diligence or other permitted services not related to the services performed by KPMG LLP as our independent registered public accounting firm, management of the company summarizes for the Audit Committee the proposed engagement, the nature of the engagement and the estimated cost of the engagement.

This information is reviewed by our Audit Committee, who evaluates whether the proposed engagement will interfere with the independence of KPMG LLP in the performance of its auditing services. For 2004, all audit and non-audit services were approved by the Audit Committee prior to the commencement of such work by KPMG LLP.

ANNUAL REPORT

Our Annual Report on Form 10-K for fiscal year 2004 and our Annual Report on Form 10-K/A for fiscal year 2004 (which amended our Annual Report on Form 10-K) are available without charge upon request. Requests for copies of the Annual Reports should be sent to Investor Relations Department at V.I. Technologies, Inc., 134 Coolidge Avenue, Watertown, Massachusetts 02472. The Annual Reports are also available on our website www.vitechnologies.com.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officer. The text of the Code of Business Conduct and Ethics was filed as an exhibit to our 2003 Annual Report on Form 10-K and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 134 Coolidge Avenue, Watertown, MA 02472. Disclosure regarding any amendments to, or waivers from, provisions of the code that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market, Inc.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Your eligibility as a stockholder to submit proposals, the proper subjects of such proposals and other issues governing stockholder proposals, are regulated by the rules adopted under Section 14 of the Exchange Act. To be considered for inclusion in the proxy statement relating to our 2005 annual meeting of stockholders, the stockholder proposals must have been received by the close of business on June 8, 2005. The deadline for notice of a proposal for which a stockholder will conduct his or her own solicitation is the date not less than 50 days nor more than 75 days prior to the annual meeting, unless less than 65 days notice or public disclosure is given, in which case the stockholder’s notice of proposal to us must be received within 15 days after such notice or disclosure is given. If we do not receive notice of any matter to be considered for presentation at the annual meeting within such time, management proxies may confer discretionary authority to vote on the matters presented at the annual meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act of 1934, as amended. All stockholder proposals should be marked for the attention of Mr. John Barr, President, V.I. Technologies, Inc., 134 Coolidge Avenue, Watertown, Massachusetts

02472. On request, the Secretary will provide detailed instructions for submitting proposals. SEC rules set forth standards for the exclusion of some stockholder proposals from a proxy statement for an annual meeting.

OTHER MATTERS

Our Board of Directors does not know of any other matter that may come before the annual meeting. If any other matters are properly presented to the annual meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

Our Board of Directors hopes that stockholders will attend the annual meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope or, if your proxy card or voting instruction form so indicates, vote electronically via the Internet or telephone. You are encouraged to vote electronically if you have the option. A prompt response will greatly facilitate arrangements for the annual meeting, and your cooperation will be appreciated. Stockholders of record who attend the annual meeting may vote their shares even though they have sent in their proxies.

By Order of the Board of Directors

Samuel K. Ackerman

Chief Executive Officer

Watertown, Massachusetts

May 24, 2005

PROXY

V.I. TECHNOLOGIES, INC.

134 COOLIDGE AVENUE

WATERTOWN, MA 02472

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Mr. John R. Barr and Mr. Daniel Sanders, jointly and severally, proxies, with full power of substitution, to vote all shares of common stock of V.I. Technologies, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts on June 30, 2005 at 10:00 a.m. local time, or any adjournment thereof. The proxies are being directed to vote as specified below, or, if no specification is made, FOR the election of the Class I director; FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year; and in the judgment of the proxy holders as to any other matter that may properly come before the annual meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it, and return it using the enclosed envelope or vote by telephone or internet. We encourage you to vote electronically. Thank you for your prompt consideration of these matters.

Sincerely,

V.I. Technologies, Inc.

DETACH HERE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE.

Management recommends a vote FOR Proposals No. 1 and 2.

FOR	WITHHOLD

1. Election of the Class I Director	Nominee: Mr. Irwin Lerner

FOR	AGAINST	ABSTAIN

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year.

3.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Mark here for address change and notification.    ☐

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:	Date:	Signature:
Date: